EXHIBIT 99.1

CONSOLIDATED FINANCIAL STATEMENTS

HAVERSTICK CONSULTING, INC.

DECEMBER 31, 2007

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Kratos Defense & Security Solutions, Inc.

We have audited the accompanying consolidated balance sheet of Haverstick Consulting, Inc. (an Indiana Corporation) and subsidiaries (the “Company”) as of December 31, 2007 (prior to the acquisition by Kratos Government Solutions, Inc.), and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Haverstick Consulting, Inc. and subsidiaries as of December 31, 2007, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Irvine, California
March 24, 2008

Haverstick Consulting, Inc.

CONSOLIDATED BALANCE SHEET

December 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$3,558,453
Accounts and other receivables (net)	23,727,499
Prepaid expenses	4,498,502
Deferred income tax	2,651
Inventory (net)	647,991

Total current assets	32,435,096

Property and equipment (net)	2,340,884
Goodwill	50,930,209
Other non-current assets	2,368,972

Total assets	$88,075,161

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$17,499,205
Term loan	21,000,000
Current portion of long-term liabilities	99,285
Accounts payable and accrued expenses	13,467,422
Deferred revenue	6,510,922

Total current liabilities	58,576,834

Deferred income tax	2,651
Long-term liabilities	2,913,864
Other non-current liability	226,536
Total liabilities	61,719,885

Commitments and contingencies

Stockholders’ equity:
Common stock, no par value	59,109,059
Accumulated deficit	(32,753,783)

Total stockholders’ equity	26,355,276

Total liabilities and stockholders’ equity	$88,075,161

See accompanying notes to consolidated financial statements.

Haverstick Consulting, Inc.

CONSOLIDATED STATEMENT OF OPERATIONS

For Year Ended December 31, 2007

Revenue	$94,173,808
Direct costs	73,392,028

Gross margin	20,781,780
Costs and expenses	16,977,178
Operating income before interest and taxes	3,804,602

Other income (expense):
Amortization of remaining loan discount on loan payoff	(6,291,127)
Amortization of remaining deferred financing costs on loan payoff	(2,444,046)
Interest expense	(6,295,895)
Interest income	82,548

Loss before income taxes	(11,143,918)

Income taxes	459,899

Net loss and comprehensive loss	$(11,603,817)

See accompanying notes to consolidated financial statements.

Haverstick Consulting, Inc.

CONSOLIDATED STATEMENT OF CHANGES IN

STOCKHOLDERS’ EQUITY

For Year Ended December 31, 2007

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Amount	Deficit	Equity

Balance, January 1, 2007	31,194,243	$33,249,080	$(21,149,966)	$12,099,114

Termination of put options		25,859,979	—	25,859,979

Net loss and comprehensive loss	—	—	(11,603,817)	(11,603,817)

Balance, December 31, 2007	31,194,243	$59,109,059	$(32,753,783)	$26,355,276

See accompanying notes to consolidated financial statements.

Haverstick Consulting, Inc.

CONSOLIDATED STATEMENT OF CASH FLOWS

For Year Ended December 31, 2007

Cash flow from operating activities:
Net loss	$(11,603,817)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	605,987
Amortization	1,859,654
Amortization of remaining loan discount on loan payoff	6,291,127
Amortization of remaining deferred financing costs on loan payoff	2,444,046
Changes in assets and liabilities:
Restricted cash	792,417
Accounts and other receivables	(1,497,332)
Prepaid expenses	(2,163,947)
Inventory	(300,484)
Other non-current assets	(1,314,665)
Accounts payable and accrued expenses	3,165,426
Deferred revenue	3,140,394
Long-term liabilities	868,593
Other non-current liability	226,536

Net cash provided by operating activities	2,513,935

Cash flow from investing activities:
Purchases of property and equipment	(178,615)
Net cash used in investing activities	(178,615)

Cash flow from financing activities:
Net borrowings on notes payable	2,628,183
Payments on long-term debt	(1,485,467)
Net cash provided by financing activities	1,142,716

Net increase in cash and cash equivalents	3,478,036

Cash and cash equivalents, beginning of year	80,417

Cash and cash equivalents, end of year	$3,558,453

See accompanying notes to consolidated financial statements.

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2007

NOTE 1 - MERGER

On December 31, 2007, Kratos Defense & Security Solutions, Inc., a Delaware corporation (Kratos), Kratos Government Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of Kratos (Parent), Haverstick Acquisition Corporation, a Delaware corporation (Merger Sub), and Haverstick Consulting, Inc., an Indiana corporation (Haverstick or the Company), consummated the merger of the Merger Sub with and into Haverstick (the Merger) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 2, 2007 (the Merger Agreement).

In connection with the Merger, all outstanding shares of common stock of Haverstick were converted into the right to receive a ratable portion of the merger consideration.  The total purchase price was $90.2 million including transaction costs incurred by Kratos of $0.5 million.  The purchase price paid to the Company was $89.7 million which comprised of $70.3 million in cash and issuance of 7.48 million shares of Kratos’ common stock valued at $2.60 per share or an aggregate consideration of $19.4 million.  Of the merger consideration, Kratos paid $81.1 million, $66.7 million of which was cash paid at closing, $2.4 million was paid thereafter, and $12.0 million in Kratos common stock.  The remaining $8.6 million of consideration was held back (the Holdback Consideration) to secure any negative working capital adjustments required by the Merger Agreement and the Parent’s indemnity rights.  The Holdback Consideration is comprised of both cash and Kratos common stock in the amounts of $1.2 million and $7.4 million, respectively.  The aggregate $8.6 million holdback will be released at the rate of 50% on the 12 month anniversary of the closing and the remaining 50% on the 21 month anniversary of the closing, with the exact amounts being subject to any unresolved and pending claims.  Subsequent to the Merger, Parent paid outstanding loan amounts owed by Haverstick at December 31, 2007 on a Line of Credit and Term Loan of $21.0 million and $17.5 million, respectively.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements of Haverstick Consulting, Inc. and its wholly-owned subsidiaries, HGS Holdings, Inc., Haverstick Government Solutions, Inc., DTI Associates, Inc., and Rocket Support Services, LLC, are presented in accordance with accounting principles generally accepted in the United States.  The accompanying consolidated financial statements presents the consolidated balance sheet of the Company just prior to the Merger Agreement with Kratos and do not reflect any adjustments that might result from the application of Statements of Financial Accounting Standards (SFAS) No. 141, “Accounting for Business Combinations”. Haverstick is headquartered in Indianapolis, Indiana, and provides information technology solutions, management consulting, and outsourcing to the U.S. Government, state and local governments, and the private sector. The Company’s primary service offerings include government outsourcing, technology solutions, engineering and program management, learning and transformation, facilities operation and management, conference and event planning, suborbital rockets and rocket launch support services, marketing and public affairs, and business consulting.  The Company was incorporated in December 1994.

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - Continued

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant intercompany transactions and balances have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents and maintains its cash equivalents in a money-market fund.

Revenue Recognition, Accounts Receivable and Deferred Revenue

The Company recognizes revenues when a contract has been executed, the contract price is fixed and determinable, delivery of services or products has occurred, and collection of the contract price is considered probable and can be reasonably estimated. Revenues are earned under time-and-materials, fixed-price and cost-plus contracts. Revenue is deferred when billings are made in excess of amounts recognized as revenues as defined in the succeeding paragraphs. Contract costs, other than those described as inventory, are expensed as incurred.

Revenues on time-and-materials contracts are recognized based on direct labor hours expended at contract billing rates and other billable costs.

The Company has three categories of fixed-price contracts: fixed-price-level-of-effort, fixed-unit-price, and fixed-price-completion.  Revenue recognition for fixed-price-level-of-effort contracts is dependent on whether the services are specific to defined deliverables or are primarily for support and maintenance.   Revenues on fixed-price contracts for specified service deliverables are recognized as deliverables are provided.   Revenues for support and maintenance services are recognized over the contractual period of performance on a straight-line basis.

Fixed-unit-price contracts primarily relate to long-term fixed-price agreements for the manufacture of complex aerospace equipment and custom software solutions.  In 2007, the Company changed its method of accounting for these long-term contracts from units of delivery, primarily based upon individual elements of a contract, to a percentage of completion method based upon cost incurred to total estimated costs to complete.  The Company believes that the new method more accurately reflects periodic results of operations and conforms to revenue recognition practices predominant in the industry.  The effects of this change on previous years were not significant.

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - Continued

Revenue Recognition, Accounts Receivable and Deferred Revenue (continued)

Revenue recognition for fixed-price-completion contracts primarily relate to short-term construction projects for the Company’s facilities maintenance contracts.  Revenue is recognized under the completed-contract method and costs allocable to the uncompleted projects are reported in the balance sheet as inventory.  No such costs were included in inventory at December 31, 2007.

Under cost-plus contracts, the Company is reimbursed for allowable costs plus a fixed fee or percentage of cost. Revenues on cost-plus contracts are recognized based on costs incurred plus applicable fees earned. The Company considers fixed fees under cost-plus contracts to be earned in proportion to the allowable costs incurred.

Contract revenue recognition inherently involves estimation. From time to time, facts arise that require revisions to estimated total costs or expected revenues. The cumulative impact of any revisions to estimates and the full impact of anticipated losses on any type of contract are recognized in the period in which they become known.

The Company’s contracts with agencies of the government are subject to periodic funding by the respective contracting agency. Funding for a contract may be provided in full at inception of the contract or annually throughout the contract consistent with the government’s fiscal year. In evaluating the probability of funding for purposes of recognizing revenue and assessing collection of the contract price, the Company considers its previous experiences with its customers, communications with its customers regarding funding status, and the Company’s knowledge of available funding for the contract or program. Revenue is recognized only when realization is probable.  For the year ended December 31, 2007, the Company had recognized approximately $450,000 of revenue in excess of funding.

The allowability of certain costs under government contracts is subject to audit by the government. Certain indirect costs are charged to contracts using provisional or estimated indirect rates, which are subject to later revisions based on governmental audits of those costs.  The majority of such audits have been completed through 2004.  Management is of the opinion that any revisions of prior revenue based on audits of prior costs will not be significant.

The Company occasionally sells or sublicenses materials or software obtained from others to its clients. Revenue and related costs for such transactions are recognized when the material or software is delivered to the client. Haverstick is not generally obligated to render services in connection with such sales of materials or software.

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - Continued

Revenue Recognition, Accounts Receivable and Deferred Revenue (continued)

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management periodically determines the adequacy of this allowance by evaluating the comprehensive risk profiles of all individual customer receivable balances including, but not limited to, the customer’s financial condition, credit agency reports, financial statements and overall current economic conditions. Additionally, on certain contracts whereby the Company performs services, a specified percentage of the invoiced trade accounts receivable may be retained by the customer until the project is completed. The Company periodically reviews all retainages for collectibility and records allowances for doubtful accounts when deemed appropriate, based on its assessment of the associated credit risks.

Deferred revenues include advance progress billings on fixed-unit-price contracts (aerospace equipment and custom software solutions) and billings in excess of amounts recognized as revenue on fixed-price-level-of-effort contracts.

Inventory

Inventories are stated at the lower of cost or market and consist of accumulated rocket components and parts used in the Company’s launch support services.  Inventory obsolescence is recognized when, in management’s opinion, the item is no longer likely to be used.  At December 31, 2007, inventory obsolescence reserves were $108,607.

Property and Equipment

Property and equipment are recorded at costs net of accumulated depreciation. The Company depreciates these assets over their estimated useful lives of 3 to 5 years using the straight-line depreciation method.  Maintenance, repairs and minor renewals are expensed as incurred.  Property and equipment acquired under capital leases is recorded at the present value of future minimum lease payments and is amortized over the shorter of the lease term or the estimated useful life of the asset.

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - Continued

Goodwill

The Company’s goodwill resulted from the acquisition of DTI Associates, Inc. (DTI) in 2004 and A.F. Kelly & Associates, Inc. (Kelly) in 2002 and represents the excess of cost over the fair value of net tangible and identifiable intangible assets acquired. Tax benefits realized from costs incurred by DTI and Kelly prior to their acquisition are credited to goodwill.  Such goodwill is accounted for in accordance with the provisions of FASB Statement No. 142, Goodwill and Other Intangible Assets (SFAS No. 142).  SFAS No. 142 requires that the Company perform an impairment test annually or more frequently if events or circumstances indicate that the value of goodwill might be impaired.

When it is determined that the carrying value of goodwill may not be recoverable based upon the existence of one or more indicators of impairment, measurement of any impairment will be based on a projected discounted cash flow method using a discount rate commensurate with the risk inherent in the current business model.  No goodwill impairment was recorded as a result of the SFAS No. 142 annual impairment test completed as of December 31, 2007.

Long-Lived Assets

Long-lived assets and certain intangibles are reviewed for impairment, based upon the undiscounted expected future cash flows, whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable.  There has been no impairment as of December 31, 2007.

Loan Costs

Payments made to lenders to obtain financing are treated as loan discounts that are deducted from the reported amount of the liabilities and are amortized on the effective interest method over the life of the loans.  Payments to obtain financing that are made to parties other than the lenders are charged to deferred financing costs and are amortized on the effective interest method over the life of the loan.

Income Taxes

Income taxes are accounted for using the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and operating loss carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance has been established to offset the deferred tax asset at December 31, 2007.

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - Continued

Advertising Costs

Advertising costs are charged to expense as incurred and totaled $99,450 the year ended December 31, 2007.

Concentration of Risk

Financial instruments, which subject the Company to concentrations of credit risk, consist primarily of cash and trade accounts receivable.

The Company maintains its cash and cash equivalents in bank deposit accounts which may exceed the federally insured limits. The Company has not experienced any losses in such accounts. Management believes it is not exposed to any significant credit risk on cash and cash equivalents.

For the year ended December 31, 2007, two clients accounted for 30% and 11%, respectively, of total revenue. As of December 31, 2007, two clients accounted for 44% and 13%, respectively, of total accounts receivable.

For the year ended December 31, 2007, approximately 76% of revenue was generated from services rendered to the U.S. Government or as a subcontractor to other government prime contractors. The Company is subject to all of the risks associated with conducting business with the U.S. Government, including the risk of contract terminations at the convenience of the government. In addition, government funding continues to be dependent on Congressional approval of program level funding and on contracting agency approval for the Company’s work. The extent to which the Company’s existing contracts will be funded in the future cannot be determined. However, the Company has not experienced any significant cancellations, terminations or loss of funding during the life of a contract in the past.

For the year ended December 31, 2007, one vendor accounted for 13% of total purchases.

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates. Accounts requiring the use of significant estimates include proportionate completion of contracts with fixed prices; provisional cost rates used for interim billings on cost-plus contracts; allowance for doubtful accounts; inventory obsolescence reserves; depreciable lives of property and equipment; deferred tax asset valuation allowance; the initial and continuing valuation of goodwill and purchased intangible assets; and tax and loss contingencies.

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - Continued

Fair Value of Assets and Liabilities

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that fair values be disclosed for the Company’s financial instruments. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, deferred revenue, and its credit facility approximate fair value due to the short-term nature of these instruments. The fair value of the Company’s debt and capital lease obligations is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.  The fair value of the Company’s debt and capital lease obligations as of December 31, 2007 is $38.5 million and $1.2 million, respectively.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), “Share-Based Payments,” which requires the measurement and recognition of compensation expense for all share-based payment awards to employees and directors based on estimated fair values. SFAS 123R supersedes the Company’s previous accounting methodology using the intrinsic value method under Accounting Principles Board Opinion APB No. 25, “Accounting for Stock Issued to Employees.” Under the intrinsic value method, no share-based compensation expense related to stock option awards granted to employees at market price on date of grant had been recognized in the Company’s Consolidated Statement of Operations prior to January 1, 2006. The Company has no awards with market or performance conditions and the Company has not issued any options since the adoption of SFAS 123R.

Common Stock Subject to Put Agreements

The Company entered into a contract providing stockholders an option to put shares to the Company.  Based on this contract, the Company recorded a liability and an offsetting charge to equity equal to the estimated value as if the put option were settled at that day the contract was entered into.  This is consistent with SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”, which requires that equity securities subject to put agreement be recorded by the issuer as a liability rather than equity at the value of those securities when the put option is established.  SFAS No. 150 further requires that those securities be revalued periodically and that any subsequent increases or decreases in the estimated value of the put option be reflected in the amount of the liability with a corresponding adjustment to interest expense at each balance sheet date.  All of the put options terminate in the event of an initial public offering of the Company’s shares or the acquisition of the Company by another party.  In that event, the amount carried as a liability is transferred to equity.

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - Continued

Recently Issued Accounting Standards

In June 2006, the EITF reached a consensus on Issue No. 06-3, How Sales Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation) (EITF 06-3) by concluding that companies should disclose their accounting policy (i.e., gross or net presentation) regarding presentation of taxes within the scope of this issue. The Task Force also concluded that once the new standard is effective (January 1, 2007), companies should disclose the amount of such taxes for periods in which these taxes included in gross revenues are considered material. The Company collects and remits sales taxes on equipment that it purchases and sells under its contracts with customers, and reports such amounts under the gross method as revenue, and as other direct costs, in its consolidated statements of operations. The Company has evaluated the amount of sales taxes collected and remitted to government authorities in recent years and determined that such amounts are insignificant. The Company will monitor amounts of sales taxes collected and remitted in future periods and will disclose such amounts if they are material.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN No. 48), which prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. Additionally, FIN No. 48 provides guidance on the recognition, classification, accounting in interim periods and disclosure requirements for uncertain tax positions. The provisions of FIN No. 48 will be effective for financial statements issued for fiscal years beginning after December 15, 2007. The Company is in the process of determining the effect, if any, the adoption of FIN No. 48 will have on its financial statements and related disclosures.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS No. 157). SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the application of SFAS No. 157 may change current practice for some entities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is in the process of determining the impact of SFAS No. 157 on its consolidated results of operations and financial position.

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - Continued

Recently Issued Accounting Standards (continued)

In February 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities, including not-for-profit organizations. Most of the provisions in Statement 159 are elective; however, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. The FASB’s stated objective in issuing this standard is as follows: “to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.”

The fair value option established by Statement 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. A not-for-profit organization will report unrealized gains and losses in its statement of activities or similar statement. The fair value option: (a) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments.

Statement 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. The Company is in the process of determining the impact of this statement on its consolidated financials statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) (“SFAS 141R”), “Business Combinations” and SFAS No. 160 (“SFAS 160”) “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51”. SFAS 141R will change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. The provisions of SFAS 141R and SFAS 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008.  Early adoption is not permitted. The Company is in the process of determining the impact of these statements on its consolidated financial statements.

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 3 - ACCOUNTS AND OTHER RECEIVABLES

Accounts and other receivables were as follows at December 31, 2007:

Billed revenue	$15,872,025
Unbilled revenue	7,672,890
Income taxes	125,579
Other	135,176
Due from stockholders	41,829

Total	23,847,499
Less allowance for doubtful accounts	(120,000)

Net	$23,727,499

NOTE 4 - PREPAID EXPENSES

Prepaid expenses were as follows at December 31, 2007:

Prepaid direct costs:
Progress payments on rocket components	$3,690,503
Subcontractor services	671,101
Prepaid insurance	92,507
Other prepayments	44,391

Total	$4,498,502

NOTE 5 - INVENTORY

Inventory consisted of the following at December 31, 2007:

Rocket components and parts	$756,598
Reserve for obsolescence	(108,607)

Net	$647,991

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2007:

Computer equipment	$1,680,723
Capital lease - facility	1,169,542
Office equipment and furniture	960,621
Leasehold improvements	134,754
Software	132,560

4,078,200

Less accumulated depreciation	(1,737,316)

Net	$2,340,884

NOTE 7 - NOTES PAYABLE AND TERM LOAN

Simultaneously with acquiring DTI on January 16, 2004, Haverstick entered into a Loan Agreement to obtain a Term Loan of $24 million (all of which was borrowed to fund the DTI purchase) and a Line of Credit of up to the lesser of $20 million or the sum of 90 percent of eligible government accounts receivable and 75 percent of eligible commercial accounts receivable (approximately $18.0 million at December 31, 2007). The lender was a stockholder of the Company.

At December 31, 2007, $21.0 million and $17.5 million was outstanding on the Term Loan and the Line of Credit, respectively. Total interest expense related to the Term Loan and the Line of Credit was $2.6 million and $1.3 million, respectively, for the year ended December 31, 2007. The Term Loan and the Line of Credit was fully paid by Parent subsequent to the Merger (See Note 1).

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 7 - NOTES PAYABLE AND TERM LOAN - Continued

Interest on the Line of Credit was due monthly at a variable rate based on the LIBOR Market Index Rate plus 3.0 percent (approximately 7.6 percent at December 31, 2007) and the principal was due July 1, 2012. Interest on the Term Loan was due monthly at 12 percent and the principal was initially due in monthly payments beginning in July 2004, with the final payment due February 2011. In 2005, the Company negotiated a two year moratorium of principal payments through June 30, 2007. Effective July 1, 2007, the Term Loan was amended again extending the final payment due to July 1, 2012.

The Loan Agreement provided a lien on substantially all of the Company’s assets, a pledge of the Company’s common stock held by stockholders representing approximately 43 percent of the Company’s common stock, and personal guarantees by several stockholders. At the closing of the Company’s merger with Kratos, the Company paid a $420,000 prepayment penalty fee to the lender. The prepayment penalty fee is included in other expense for year ended December 31, 2007.

Simultaneously with acquiring DTI and entering into a loan agreement on January 16, 2004, the Company issued 5,109,331 shares of its common stock valued at $15.3 million to the lender and guarantors and incurred approximately $1.0 million in costs related to the Loan Agreement. Those costs were amortized on the interest method over the life of the Term Loan. At December 31, 2007, the remaining unamortized loan costs and discount totaling $8.7 million were written-off because of the termination of the loan agreement and Parent’s full payment of the loans subsequent to the Merger (Note 1).

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 8 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at December 31, 2007:

Accounts payable, trade	$7,059,443
Compensation and related items	3,959,799
Investment banking fees	1,550,347
Interest and prepayment penalty	756,347
Taxes	141,486

Total	$13,467,422

NOTE 9 - LONG-TERM LIABILITIES

Long-term liabilities consisted of the following at December 31, 2007:

Retention payable to long-term subcontractor	$1,535,693
Obligations under related party capital lease	1,147,057
Deferred rental payments	180,721
Compensation payable	149,678

Total	3,013,149

Less current portion	(99,285)

Long-term liabilities	$2,913,864

As of December 31, 2007, approximate future annual payments on the $3,013,149 total long-term liabilities were as follows:

Year Ending December 31,

2008	$99,285
2009	1,808,950
2010	138,362
2011	164,257
2012	188,322
Thereafter	613,973

Total	$3,013,149

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 9 - LONG-TERM LIABILITIES - Continued

The Company leases one facility from a company affiliated with significant stockholders under a capital lease. The capital lease has a weighted average interest rate of approximately 10.8 percent and will expire in August 2016. The capital lease was recorded at fair value at the inception of the lease of $1,169,542, which is lower than the present value of future minimum lease payments under the lease agreement. Total future minimum lease payments at the inception of the lease amounted to $2,888,412. Future minimum lease payments under the capital lease as of December 31, 2007 are as follows:

Year Ending December 31,

2008	$326,990
2009	326,990
2010	326,990
2011	326,990
2012	326,990
Thereafter	1,171,714

Less: interest	(1,659,607)

Net minimum lease payments under capital lease	1,147,057

Less: current portion of net minimum lease payments	(94,855)

Long-term portion of net minimum lease payments	$1,052,202

Total interest expense incurred in 2007 under the capital lease amounted to $59,263.

NOTE 10 - OPERATING LEASES

The Company leases its office facilities and various office and computer equipment under several operating leases. Total rent expense was $1,742,197 for the year ended December 31, 2007. Future minimum lease payments required under noncancellable operating leases at December 31, 2007, were as follows:

Year Ending December 31,

2008	$1,339,355
2009	1,091,814
2010	641,483
2011	615,922
2012	572,263
Thereafter	267,991

Total	$4,528,828

The lease on certain office facilities includes scheduled base rent increases over the term of the lease.  The total amount of the base rent payments is being charged to expense on the straight-line method over the term of the lease.  In addition to the base rent payment, the Company pays a monthly allocation of the building’s operating expenses.  The Company has recorded deferred rent, included in long-term liabilities and the current portion is included in current liabilities in the consolidated balance sheet of $180,721 at December 31, 2007 to reflect the excess of rent expense over cash payments since inception of the respective leases.

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 11 - COMMON STOCK

The Company’s authorized capital consists of 500,000,000 shares of no par voting common stock. The Company and holders of a majority of the common stock outstanding at December 31, 2007, have entered into shareholders’ agreements that provide rights of first refusal, co-sale rights, anti-dilution rights, and other rights to the various stockholders. The Company was prohibited from entering into certain transactions, such as “squeeze out mergers,” to the detriment of the stockholders and had to obtain approval of certain stockholders before issuing convertible securities. In certain circumstances, the Company had an option, but not an obligation, to buy shares of one of the stockholders at fair market value. The stockholders’ agreements terminate upon several defined events, including a public offering.

There were no changes in the number of shares of common stock outstanding during the year ended December 31, 2007.

NOTE 12 – COMMON STOCK SUBJECT TO PUT AGREEMENTS

In 2004, Haverstick common shares issued to the sellers of DTI and to the lender were subject to agreements that permitted the holders of those shares to require the Company to repurchase those shares at various times beginning (i) as to shares issued to the lender, on the later of three years after repayment of the January 16, 2004, Loan Agreement or January 15, 2011 and (ii) as to the shares issued to the DTI sellers, on January 16, 2009. The date when the DTI sellers could have put their shares to the Company was extended for up to two years if the put transaction would have violated provisions of the Company’s debt agreements. If the put would have been exercised, the Company could have elected to make periodic payments over one to three years. The price would have been the fair market value as determined by negotiation or independent appraisal. As required under SFAS No. 150, the Company recorded a liability and an offsetting charge to equity account amounting to $25.9 million.

In 2007, all of the put options terminated with the Merger as discussed in Note 1 and the amount recorded as liability was transferred to equity at December 31, 2007.

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 13 - STOCK OPTIONS AND STOCK GRANTS

The Company’s 1999 Stock Option Plan (the Option Plan) authorized the Company to grant to employees options to purchase its common stock. The total number of shares of common stock which could have been issued under the Option Plan was 3,048,780 shares. The Option Plan was administered by the Company’s Board of Directors, which selected the employees to whom stock options were granted and determined the number of shares, exercise prices, vesting terms and expiration dates of options granted. The exercise price of options granted was not less than the grant date fair market value of the common stock. Stock options granted under the Option Plan were nontransferable, became exercisable generally over a five-year period and expired five to ten years after the date of grant (subject to earlier termination in the event the optionee ceased to be employed with the Company).

On November 14, 2007, the Option Plan was cancelled. All optionees were provided a Notice of Option Cancellation and Payment. Each optionee was offered Substitute Consideration in the amount of one cent per option held. Total Substitute Consideration paid by the Company was $6,820.

Stock option activity of the Company is summarized as follows:

	Number of Options	Weighted-Average Exercise Price of Options

Unexercised at January 1, 2007	526,124	2.99
Granted in 2007	—	—
Forfeited in 2007	(133,237)	2.89
Exercised in 2007	—	—
Cancelled in 2007	(392,887)	3.03

Unexercised at December 31, 2007	—	—

NOTE 14 - 401(K) RETIREMENT PLAN

The Company’s 401(k) plan covers all employees who have reached 21 years of age. Participants may contribute up to limits established by law. The Company contributed $450,565 to the plan in 2007.

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 15 - COSTS AND EXPENSES

Major components of costs and expenses for the year ended December 31, 2007:

Compensation and related items	$8,753,489
Facilities	2,175,926
Professional fees and services	830,473
Depreciation	605,987
Supplies	500,404
Travel	300,583
General insurance	263,012
Operating taxes (non-income related)	212,339
Training	180,479
Advertising	99,450
Recruiting	83,437
Investment banking fees related to the plan of merger with Kratos	1,550,347
Other	1,421,252

$16,977,178

NOTE 16 - CASH FLOW

The following are supplemental disclosures to the Statement of Cash Flows for the year ended December 31, 2007:

Interest paid in cash	$4,005,173
Income tax paid in cash	386,439

Noncash investing and financing information:
Obligations under capital leases	1,169,542

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 17 - RELATED PARTY TRANSACTIONS

During 2007, the Company recorded revenue totaling $914,356 for services rendered to other companies affiliated with significant stockholders.

At December 31, 2007, accounts receivable due from related parties for trade related services and shared operating expenses were $144,982 and $41,829, respectively. Accounts receivable from related parties at December 31, 2007 were substantially collected by March 2008.

In October 2007, the Company entered into a sub-lease of 13,776 square feet of office space with a company affiliated with significant stockholders (Note 9). The terms of the sub-lease extend through August of 2016 at base rent of $326,990 per year.

On January 16, 2004, the Company entered into a Loan Agreement and a Line of Credit with a stockholder of the Company (see Note 7).

NOTE 18 - INCOME TAXES

The income tax expense for the year ended December 31, 2007 is comprised of the following:

Current
Federal	$113,444
State	346,455
Total current income tax expense	459,899

There is no deferred income tax expense in 2007.

Income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax loss for the year ended December 31, 2007 as shown below:

Loss before income taxes	$(11,143,918)

Expected tax benefit at 34%	(3,788,932)
Current year net operating loss for which no tax benefit is recognized	3,306,556
Current year state income tax	180,406
Adjustments for prior year federal tax	44,053
Increase in tax reserves	226,536
Nondeductible expenses	491,280

Total income tax expense	$459,899

Haverstick Consulting, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

December 31, 2007

NOTE 18 - INCOME TAXES

Deferred income taxes reflect the net tax effects of tax carryforward items and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows at December 31, 2007:

Deferred tax assets:
Net operating loss carryforwards	$7,842,000
Reserves and accruals	985,000
Credit carryforwards	9,000

Gross deferred tax assets	8,836,000
Valuation allowance	(8,707,000)

Deferred tax assets after valuation allowance	129,000

Deferred tax liabilities:
Depreciation deductions	(129,000)
Reserves and accruals	—

Gross deferred tax liabilities	(129,000)

Net deferred tax assets	$—

Realization of the Company’s deferred tax asset is dependent upon the Company generating future taxable income. The Company has concluded that it is more likely than not that it will not realize its deferred tax assets; therefore, the Company has placed a valuation allowance against its net deferred tax asset. After classifying and netting the above deferred tax assets, valuation allowance, and deferred tax liabilities in accordance with SFAS 109 paragraph 41 and 42, the Company is reporting a current deferred tax asset of $2,651 and a non-current deferred tax liability of $2,651, which when netted arrive at a total net deferred tax asset of zero. At December 31, 2007, the Company has federal and state net operating loss carryforwards of approximately $21.4 million and $12.0 million, respectively. The Company’s net operating losses will expire on various dates beginning 2019 to 2027.

Federal and state tax laws impose restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an “ownership change” for tax purposes as defined by Section 382 of the Internal Revenue Code. The Company may have incurred one or more “ownership changes” under Section 382. If an “ownership change” did occur, utilization of the net operating loss or credit carryforward amounts may be limited. As shown above, deferred tax assets relating to the net operating loss and credit carryforwards are offset by a full valuation allowance.